Exhibit 4.16

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of August 3, 2005, is between Taylor Capital Group, Inc., a Delaware corporation (the “Corporation”), and each of the Persons set forth on Schedule I to this Agreement (each, a “Taylor Family Holder”).

R E C I T A L S

A. The Corporation has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (the “Registration Statement”) covering the registration of up to 1,650,000 shares of common stock, par value $.01 per share, of the Corporation (the “Common Stock”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the sale of such shares of Common Stock (the “Registered Securities”) pursuant to an underwriting agreement, of even date, by and among the Corporation, the Selling Stockholder and the underwriters named therein (the “Underwriting Agreement”).

B. The Corporation has agreed to include in the Registered Securities 500,000 shares of Common Stock held by the Selling Stockholder (the “Selling Stockholder Shares”), and in connection therewith, the Corporation and the Selling Stockholder believe it is in their respective interests to set forth the understanding between them as to certain matters related to the inclusion of the Selling Stockholder Shares in the Registration Statement and the offering contemplated by the Underwriting Agreement (the “Offering”).

C. Prior to giving effect to the Offering, the Taylor Family Holders, including the Selling Stockholder, in the aggregate, beneficially own or control in excess of 53% of the Corporation’s outstanding Common Stock. As a result of the Offering, the Taylor Family Holders, in the aggregate, no longer will own a majority of the Corporation’s outstanding Common Stock.

D. As a condition to the Selling Stockholder agreeing to participate in the Offering, the Corporation has agreed to enter into this Agreement with the Taylor Family Holders with respect to certain matters relating to the Selling Stockholder’s participation in the Offering and the Taylor Family Holders’ rights to participate in or request future registrations.

AGREEMENTS

In consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. In addition to capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following meaning when used in this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Person” means an individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or other entity, or a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means any offering by the Corporation of its equity securities to the public pursuant to an effective registration statement under the Securities Act or any comparable statement under any comparable federal statute then in effect.

“Registrable Shares” means (i) any shares of Common Stock now held or hereafter acquired by a Taylor Family Holder, and (ii) any other securities issued or issuable with respect to any such shares described in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (it being understood that for purposes of this Agreement, a Person will be deemed to be a holder of Registrable Shares whenever such Person has the right to then acquire or obtain from the Corporation any Registrable Shares, whether or not such acquisition has actually been effected).

“Registration Expenses” means any and all expenses incident to any registration of shares of the Corporation’s Common Stock, including without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Corporation and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Corporation.

“Selling Stockholder” means the Taylor Voting Trust U/A/D 11/30/98.

2. Demand Registration.

2.1 Short-Form Registrations. Subject to the limitations and restrictions set forth in this Agreement, at any time after March 31, 2006, the Taylor Family Representative, on behalf of the Taylor Family Holders, will be entitled to request one registration under the Securities Act in each calendar year of all or part of their Registrable Shares (each, a “Demand Registration”). If the Corporation so elects such registration may be on Form S-3 or any similar short-form registration which the Corporation is then eligible to file. A request for a Demand Registration shall specify (i) the Taylor Family Holders who intend to participate in the Demand Registration, (ii) the number of Registrable Shares each Taylor Family Holder intends to register in the Demand Registration, (iii) the proposed investment banker(s) or managing underwriter(s), if any, in connection with the Demand Registration, and (iv) the proposed plan of distribution for the Demand Registration.

2.2 Restrictions. The Corporation will not be obligated to effect any Demand Registration if (a) at such time, a duly authorized officer or director of the Corporation who is not a Taylor Family Holder, or an Affiliate thereof, certifies that the Board of Directors is actively contemplating a Public Offering in the next three (3) months, (b) the Corporation has filed with the Commission a registration statement in connection with a Public Offering that has not yet been completed, or (c) the Corporation has completed a Public Offering within the prior three (3) months. In addition, the Corporation may postpone for up to three (3) months the filing or the effectiveness of a registration statement with respect to a Demand Registration if a duly authorized officer or director of the Corporation who is not a Taylor Family Holder, or an Affiliate thereof, certifies that the Board of Directors of the Corporation has reasonably and in good faith determined, after consultation with its financial advisors and legal counsel, that such filing would be materially detrimental to the Corporation or would require disclosure of material, non-public information that the Board of Directors believes is in the best interests of the Corporation not to disclose at such time.

2.3 Selection of Underwriters. In any Demand Registration, the Taylor Family Representative shall have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Corporation’s approval which will not be unreasonably withheld.

3. Piggyback Registration.

3.1 Right to Piggyback. Whenever the Corporation proposes to register on behalf of the Corporation any of its securities under the Securities Act (other than pursuant to a Demand Registration hereunder) and the registration form to be used may be used for the registration of any Registrable Shares (a “Piggyback Registration”), the Corporation will give prompt written notice to the Taylor Family Representative of its intention to effect such a registration and will include in such registration all Registrable Shares (in accordance with the priorities set forth in Sections 3.2 below) with respect to which the Corporation has received a written request from the Taylor Family Representative, on behalf of the holders of Registrable Shares, for inclusion within ten (10) business days after the delivery of the Corporation’s notice.

3.2 Priority on Piggyback Registrations. If a Piggyback Registration is an underwritten registration on behalf of the Corporation and the managing underwriters advise the Corporation that, in their opinion, the inclusion of shares of Common Stock held by one or more Taylor Family Holders creates a substantial risk of adversely affecting the offering, the Corporation shall not be obligated to include in any such offering any Registrable Shares held by any such Taylor Family Holder. If a Piggyback Registration is an underwritten registration on behalf of the Corporation and the managing underwriters advise the Corporation in writing that, in their opinion, the number of securities requested to be included in the registration exceeds the number which can be sold without adversely affecting the marketability of the Offering, the Corporation will include in such registration (i) first, the securities that the Corporation proposes to sell, and (ii) second, the Registrable Shares requested to be included in such registration, pro rata among the holders of such Registrable Shares on the basis of the number of Registrable Shares requested to be included in such registration by such holders.

3.3 Selection of Underwriters. In connection with any Piggyback Registration, the Corporation shall have the right to select the managing underwriters.

4. Holdback Agreements. Each holder of Registrable Shares, regardless of whether such Person participates in such registration, agrees not to effect any public sale or distribution of equity securities of the Corporation, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to, and during the ninety (90) days following, the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which Registrable Shares are included, except as part of such underwritten registration. Each holder of Registrable Shares agrees to enter into a customary lock-up agreement consistent with the foregoing if requested to do so by any underwriter of equity securities of the Corporation. Nothing herein shall prevent a holder of Registrable Shares that is a partnership from making a distribution of Registrable Shares to its partners, a holder of Registrable Shares that is a trust from making a distribution of Registrable Shares to its beneficiaries or a holder of Registrable Shares that is a corporation from making a distribution of Registrable Shares to its stockholders, provided that the transferees of such Registrable Shares agree to be bound by the provisions of this Agreement to the extent the transferor would be so bound.

5. Registration Procedures. Whenever the Taylor Family Representative has requested, on behalf of any holders of Registrable Shares, that any Registrable Shares be registered pursuant to this Agreement, the Corporation will use its reasonable best efforts to effect the registration and sale of such Registrable Shares in accordance with the intended method of disposition thereof and, pursuant thereto, the Corporation will as soon as reasonably practicable:

(a) prepare and file with the Commission a registration statement with respect to such Registrable Shares and use its commercially reasonable efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus, or any amendments or supplements thereto, the Corporation will furnish copies of all such documents proposed to be filed to the counsel or counsels for the sellers of the Registrable Shares covered by such registration statement);

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus(es) used in connection therewith as may be necessary to keep such registration statement effective for a period of not more than six months and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c) furnish to each seller of Registrable Shares such number of copies of such registration statement, each amendment and supplement thereto, the prospectus(es) included in such registration statement (including each preliminary prospectus) and such other documents as the Taylor Family Representative may reasonably request, on behalf of such sellers, to facilitate the disposition of the Registrable Shares owned by such sellers;

(d) notify the Taylor Family Representative at any time when a prospectus relating to any Registrable Shares is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of the Taylor Family Representative, on behalf of any such seller, the Corporation will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(e) advise the Taylor Family Representative promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use all reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(f) Enter into any reasonable underwriting agreement required by the proposed underwriter, if any, in such form and containing such terms as are customary; provided, however, that no Taylor Family Holder shall be required to make any representations or warranties in connection with a Piggyback Registration other than with respect to its title to the Registrable Shares and with respect to any written information provided by the Taylor Family Holder to the Corporation;

(g) Cause all such Registrable Shares to be listed on each securities exchange or quotation system on which similar securities issued by the Corporation are then listed or quoted and provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such registration statement;

(h) Make available to each selling Taylor Family Holder, any underwriter participating in any disposition pursuant to a registration statement, and any attorney, accountant or other agent or representative retained by any such selling Taylor Family Holder or underwriter (each, an “Inspector”), all financial and other records, pertinent corporate documents and properties of the Corporation, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Corporation’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement; provided, however, that such Inspector shall agree to hold in confidence and trust all information so provided;

(i) If any Taylor Family Holder, in its reasonable judgment exercised in good faith, believes that it might be deemed to be a Controlling Person (as defined in Section 15 of the Securities Act) of the Corporation, then if such Taylor Family Holder so requests, the Corporation shall permit the Taylor Family Representative to participate in good faith in the preparation of such registration statement and the Corporation will include in any such registration statement any material furnished to the Corporation in writing by the Taylor Family Representative that, in the reasonable, good faith judgment of the Taylor Family Representative and its counsel, is required to be included in such registration statement except to the extent the Corporation and its counsel reasonably conclude in good faith that such information is not so required;

(j) In the case of an underwritten public offering, furnish to each prospective selling Taylor Family Holder a signed counterpart, addressed to the prospective selling Holder, of an opinion of counsel for the Corporation, dated the effective date of the registration statement, and covering substantially the same matters with respect to the registration statement

(and the prospectus included therein), as customarily covered in opinions of the Corporation’s counsel delivered to the underwriters in underwritten public offerings of securities; and

(k) Otherwise cooperate with the underwriter or underwriters, the Commission and other regulatory agencies and take all actions and execute and deliver or cause to be executed and delivered all documents necessary to effect the registration of any Registrable Shares hereunder.

6. Registration Expenses.

6.1 The Offering. All Registration Expenses incident to the Offering will be borne by the Corporation. In addition, the Corporation will pay its internal expenses (including, but not limited to, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance obtained by the Corporation and the expenses and fees for listing the securities to be registered on each securities exchange. All costs and expenses incurred by the Selling Stockholder in connection with its participation in the Offering, including without limitation, the fees and disbursements of counsel to the Selling Stockholder and any other persons retained by the Selling Stockholder, but excluding costs incurred by the Corporation on its own account such as registration and printing costs and costs of the Corporation’s legal counsel, shall be borne by the Selling Stockholder, and the Selling Stockholder shall not be entitled to any reimbursement from the Corporation with respect to any such costs and expenses incurred by the Selling Stockholder.

6.2 Demand Registrations. All reasonable Registration Expenses incident to any Demand Registration will be borne by the holders of the Registrable Shares to be registered thereunder, pro rata based on the number of Registrable Shares requested or permitted to be included in such registration pursuant to the terms of this Agreement, and the Corporation shall not be obligated to incur any Registration Expenses in connection with any Demand Registration, provided, however, for purposes of this Section 6.2 all internal expenses (including, but not limited to, all salaries and expenses of its officers and employees performing legal or accounting duties) and other costs incurred in the normal course of business (including, but not limited to costs of the Corporation’s outside auditors that would have been incurred absent such registration) shall not be considered Registration Expenses and shall be paid by the Corporation. If any securities are included in such registration statement that are not owned by a Taylor Family Holder then the Taylor Family Holders shall only pay a pro rata portion of such Registration Expenses, based on the ratio that the number of Registrable Shares included in such registration statement bears to the total number of securities included in such registration statement.

7. Indemnification.

7.1 By the Corporation. The Corporation agrees to indemnify, to the extent permitted by law, the Selling Stockholder with respect to the Offering and, with respect to any Demand Registration or Piggyback Registration, each holder of Registrable Shares to be registered thereunder, and in each case, each Person who controls such holder (within the meaning of the

Securities Act), against all losses, claims, damages, liabilities and expenses (including, but not limited to, attorney’s fees) arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation of securities laws by the Corporation in connection with the Offering, any Demand Registration or Piggyback Registration, except insofar as the same are caused by or contained in any information furnished in writing to the Corporation by such Person expressly for use therein or, in connection with any Demand Registration, by such holder’s failure to deliver a copy of the prospectus or any amendments or supplements thereto after the Corporation has furnished such holder with a sufficient number of copies of the same. The payments required by this Section 7.1 will be made periodically during the course of the investigation or defense, as and when bills are received or expenses incurred.

7.2 By Each Holder. In connection with any registration statement in which a holder of Registrable Shares is participating, including without limitation for purposes of this Section 7.2, the Selling Stockholder with respect to the Offering, each such holder will furnish to the Corporation in writing such information as the Corporation reasonably requests which is required by law to be included in such registration statement or prospectus and, to the extent permitted by law, will indemnify the Corporation, its directors and officers and each Person who controls the Corporation (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in or omitted from any information so furnished in writing by such holder for inclusion in such registration statement, prospectus or preliminary prospectus; provided that the obligation to indemnify under this Section 7.2 or to contribute under Section 7.4 below will be several, not joint and several, among such holders of Registrable Shares, and the liability of each such holder of Registrable Shares under this Section 7.2 and under Section 7.4 shall be limited to the net amount received by such holder from the sale of Registrable Shares pursuant to such registration statement.

7.3 Procedure. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying Person of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified Person’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying Person to assume the defense of such claim with counsel reasonably satisfactory to the indemnified Person. If such defense is assumed, the indemnifying Person will not be subject to any liability for any settlement made by the indemnified Person without its consent (but such consent will not be unreasonably withheld). An indemnifying Person who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying Person with respect to such claim, unless in the reasonable judgment of any indemnified Person a conflict of interest may exist between such indemnified Person and any other of such indemnified parties with respect to such claim.

7.4 Contribution. To the extent any indemnification by an indemnifying party provided for in this Section 7 is prohibited or limited by law, the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph; provided that the limits in the final proviso of Section 7.2 shall apply to this Section 7.4. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

8. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Corporation and (b) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

9. Appointment of Taylor Family Representative.

9.1 Appointment. Each Taylor Family Holder (i) irrevocably constitutes and appoints Jeffrey W. Taylor (the “Taylor Family Representative“) as such Stockholder’s true and lawful attorney-in-fact and agent, (ii) agrees that this power of attorney is irrevocable and coupled with an interest and (iii) authorizes the Taylor Family Representative acting for such Taylor Family Holder and in such Taylor Family Holder’s name, place and stead, in any and all capacities to do and perform every act and thing required or permitted to be done in connection with the transactions contemplated by this Agreement as fully to all intents and purposes as such Taylor Family Holder might or could do in person, including, without limitation:

(a) deliver all notices required to be delivered by such Taylor Family Holder under this Agreement, including without limitation, any notice of a Demand Registration;

(b) receive all notices required to be delivered to such Taylor Family Holder under this Agreement;

(c) select any investment banker(s) or managing underwriter(s) pursuant to Section 2.3 of this Agreement;

(d) deliver and receive documents, including without limitation, any registration statements, prospectuses or amendments or supplements thereto, required under or in connection with this Agreement or the transactions contemplated hereby, and to agree to waivers or modifications of any such documents;

(e) execute and deliver such amendments, modifications, alterations and waivers to this Agreement from time to time as the Taylor Family Representative deems necessary or advisable; and

(f) take any and all action on behalf of such Taylor Family Holder from time to time as the Taylor Family Representative may deem necessary or desirable to resolve and/or settle claims under this Agreement.

At any time or from time to time, those Taylor Family Holders who hold a majority of the then Registrable Shares held by all Taylor Family Holders may designate, by a writing delivered to the Corporation, a successor Taylor Family Representative to serve in place of the Taylor Family Representative previously appointed. Furthermore, each of the Taylor Family Holders grants the Taylor Family Representative the authority to designate a substitute to act in his stead if, at any time, the Taylor Family Representative is not, or will not be, available to act pursuant to the authority granted hereunder.

9.2 Power-of Attorney. Each of the Taylor Family Holders grants unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing necessary or desirable to be done in connection with the transactions contemplated hereby, as fully to all intents and purposes as the undersigned Taylor Family Holder might or could do in person, hereby ratifying and confirming all that the Taylor Family Representative may lawfully do or cause to be done by virtue hereof. Each of the Taylor Family Holders acknowledges and agrees that upon execution and delivery by the Taylor Family Representative of this Agreement or any amendments, modifications, alterations or waivers hereof or agreements, certificates and other documents executed and delivered by the Taylor Family Representative pursuant to Section 9.1 above, such Taylor Family Holder shall be bound by such documents as fully as if such Taylor Family Holder had executed and delivered such documents.

9.3 Successor Representative. Upon the death, disability or incapacity of the initial Taylor Family Representative appointed pursuant to Section 9.1, the Taylor Family Holders, or their personal representatives, holding a majority of the Registrable Shares shall appoint a replacement reasonably believed by such person as capable of carrying out the duties and performing the obligations of such Taylor Family Representative hereunder within ten (10) days of such death, disability or incapacity. The Taylor Family Holders shall thereafter promptly provide the Corporation with written notice of such replacement.

9.4 Authorized Actions. Each Taylor Family Holder agrees that the Corporation shall be entitled to rely on any action taken by the Taylor Family Representative, on behalf of the

Taylor Family Holders, pursuant to Section 9.1 (each, an “Authorized Action”), and that each Authorized Action shall be binding on each Taylor Family Holder as fully as if such Taylor Family Holder had taken such Authorized Action. The Taylor Family Holders jointly and severally agree to pay, and to indemnify and hold harmless the Corporation, its directors and officers and each Person who controls the Corporation (within the meaning of the Securities Act), from and against any losses, claims, damages, liabilities and expenses which they may suffer, sustain, or become subject to, as the result of any claim by any Person that an Authorized Action is not binding on, or enforceable against, any of the Taylor Family Holders. The Taylor Family Holders shall jointly and severally indemnify the Taylor Family Representative and hold the Taylor Family Representative harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Taylor Family Representative and arising out of or in connection with the acceptance or administration of the Taylor Family Representative’s duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Taylor Family Representative. The Taylor Family Holders further agree that the existence of an actual or possible conflict of interest between the Taylor Family Representative and the Taylor Family Holders will not give rise to any presumption against the Taylor Family Representative nor will it limit or impair his right to indemnification hereunder, absent further evidence of his gross negligence or bad faith.

10. Termination. This Agreement and the obligations of the Corporation hereunder shall terminate upon the date on which the Taylor Family Holders, in the aggregate, no longer own 10% or more of the outstanding Common Stock of the Corporation.

11. The Corporation will not grant other registration rights that adversely affect in any material respect the rights granted to the Taylor Family Holders under this Agreement.

12. Miscellaneous.

12.1 Amendments and Waivers. The provisions of this Agreement may be amended or waived at any time only by the written agreement of the Corporation and the Taylor Family Representative. Any waiver, permit, consent or approval of any kind or character on the part of any such holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of Registrable Shares and the Corporation.

12.2 Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not. The registration rights set forth in this Agreement are transferable to (i) any Affiliate of a Taylor Family Holder or (ii) any transferee of Registrable Shares who acquires Registrable Shares representing at least five percent (5%) of the then outstanding Common Stock of the Corporation. Each subsequent holder of Registrable Shares must consent in writing to be bound by the terms and conditions of this Agreement in order to acquire the rights of a Taylor Family Holder granted pursuant to this Agreement.

12.3 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

12.4 Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or mailed, certified mail, return receipt requested, or delivered by overnight courier service to the following addresses, or such other address as any party hereto designates by written notice to the Corporation, and shall be deemed to have been given upon delivery, if delivered personally, three (3) days after mailing, if mailed, or one (1) business day after delivery to the courier, if delivered by overnight courier service:

If to the Corporation:

Taylor Capital Group, Inc.

9550 West Higgins Road

Rosemont, Illinois 60018

Attention: Chief Financial Officer

If to any Taylor Family Holder, to the Taylor Family Representative:

Jeffrey W. Taylor

c/o Taylor Capital Group, Inc.

9550 West Higgins Road

Rosemont, Illinois 60018

12.5 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW).

12.6 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

12.7 CONSENT TO JURISDICTION. THE PARTIES HERETO HEREBY IRREVOCABLY AGREE THAT ANY SUIT, ACTION, PROCEEDING OR CLAIM AGAINST IT ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT, OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF, MAY BE BROUGHT OR ENFORCED IN THE STATE OR FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS AND EACH SUCH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY PROCEEDING BROUGHT IN CHICAGO, ILLINOIS AND FURTHER IRREVOCABLY WAIVES ANY CLAIMS THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

12.8 WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO

ENFORCE OR DEFEND ANY RIGHT, POWER, OR REMEDY UNDER OR IN CONNECTION WITH THIS AGREEMENT OR UNDER OR IN CONNECTION WITH ANY AMENDMENT, INSTRUMENT, DOCUMENT, OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE TERMS AND PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

12.9 Reproduction of Documents. This Agreement and all documents relating hereto, including, but not limited to, (i) consents, waivers, amendments and modifications which may hereafter be executed and (ii) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

12.10 Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party shall be entitled to immediate injunctive relief or specific performance without bond or the necessity of showing actual monetary damages in order to enforce or prevent any violations of the provisions of this Agreement.

12.11 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

12.12 Final Agreement. This Agreement constitutes the complete and final agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings.

12.13 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be used against any Person.

The parties hereto have executed this Registration Rights Agreement as of the date first set forth above.

TAYLOR CAPITAL GROUP, INC.

By:	/S/ DANIEL C. STEVENS
Daniel C. Stevens, Chief Financial Officer

/S/ JEFFREY W. TAYLOR
Jeffrey W. Taylor, individually and as trustee of the Taylor Voting Trust U/A/D 11/30/98

/S/ BRUCE W. TAYLOR
Bruce W. Taylor, individually and as trustee of the Taylor Voting Trust U/A/D 11/30/98

/S/ CINDY TAYLOR ROBINSON
Cindy Taylor Robinson, individually and as trustee of the Taylor Voting Trust U/A/D 11/30/98

SCHEDULE I

TAYLOR FAMILY HOLDERS

Taylor Voting Trust U/A/D 11/30/98

Jeffrey W. Taylor

Bruce W. Taylor

Cindy Taylor Robinson